UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 25, 2012
WINDSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)
(501) 748-7000
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Other Events.
Windstream Corporation (“Windstream” or the “Company”) announces a change to its method of recognizing actuarial gains and losses for pension benefits, effective during the fourth quarter of 2011. Historically, Windstream has recognized actuarial gains and losses as a component of accumulated other comprehensive income in its consolidated balance sheets on an annual basis and amortized unrecognized gains or losses over future periods. Specifically, unrecognized gains and losses that exceed 17.5 percent of the greater of the projected benefit obligation or market-related value of plan assets were amortized on a straight-line basis over five years and unrecognized actuarial gains and losses below the 17.5 percent corridor were amortized into operating results over the average future service life of active employees in these plans. Windstream has elected to immediately recognize actuarial gains and losses in its operating results in the year in which the gains and losses occur. This change will improve transparency in Windstream’s financial results by more quickly recognizing the effects of economic and interest rate trends on plan investments and assumptions. These gains and losses are measured annually as of December 31st and accordingly will be recorded during the fourth quarter. Additionally, Windstream has retrospectively adjusted certain prior year financial results to conform to the new methodology.
Windstream will book service costs, interest costs and expected return on assets on a quarterly basis, with an annual adjustment taken each fourth quarter to reflect actuarial return on plan assets, changes in discount rates and other actuarial assumptions.
There is no impact on cash flow or pension funding requirements as a result of this change. Given Windstream's pension contribution in September 2011, the Company does not expect to make a contribution to its pension plan in 2012.
This change is effective for the year ended December 31, 2011. Based on preliminary estimates, Windstream expects to incur a pre-tax, non-cash charge of approximately $163 million during the fourth quarter of 2011 as a result of the accounting change, after consideration of the retrospective adjustment of financial results for the first three quarters of 2011. The charge is due to a decrease in the discount rate from 5.31 percent to 4.64 percent, as well as lower than expected returns on plan assets. As a convenience to investors who may want to consider the effects of this change in advance of the release of its fourth quarter earnings report, Windstream is providing unaudited adjusted annual historical results for 2010 and 2009 and unaudited adjusted quarterly historical results for 2010 and the first three quarters of 2011 in Exhibit 99 hereto. Certain prior year amounts have been reclassified to conform to the 2011 financial statement presentation. These reclassifications did not impact net or comprehensive income.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS
Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, especially the statement regarding expected pension contributions, which could be impacted by the failure to achieve expected returns on assets and changes to discount rates and other actuarial assumptions. A discussion of factors that may affect future results is contained in Windstream’s filings with the Securities and Exchange Commission. Windstream disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.
The following exhibit is furnished as part of this report:

(d)	Exhibits

Exhibit Number	Description
Exhibit 99	Windstream Corporation Consolidated Statements of Income - As Adjusted

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION

By:	/s/ Anthony W. Thomas
Name:	Anthony W. Thomas
Title:	Chief Financial Officer
January 25, 2012

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99	Windstream Corporation Consolidated Statements of Income - As Adjusted

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